Exhibit 99.1
GTSI Reports Second Quarter Results
Second Quarter Revenue Increases, Operating Expenses Decline
CHANTILLY, VA. — August 7, 2008 — GTSI Corp.® (NASDAQ: GTSI), an enterprise solutions and services provider to government, today released financial and operating results for the second quarter of 2008.
“As we continue to execute on our strategic plan, to position the company to drive profitability, we have been focusing on our enterprise solutions and services offerings, seeking large contract opportunities, versus smaller commodity purchases, and aggressively rationalizing expenses to adequately support the business,” said Jim Leto, GTSI’s Chief Executive Officer. “During the second quarter we arrested previous revenue declines and drove operating expenses for the second quarter to the lowest quarterly levels since 2004.”
“Over the past few quarters we have been optimizing commodity transactions by implementing stricter controls of offerings as well as increasing our focus on driving web based purchases. In addition, we are pursuing larger, more complex, opportunities designed to provide longer term relations with our customers. To date we have made significant progress reinventing our brand in the market. Timing of new business has been hampered by government budget slowdowns and reductions, delayed funding of the war efforts and increased interest in reverse auction pricing schemes for commodity products,” said Leto. “As a company we continue to concentrate on generating net income in the second half of the calendar year. With that in mind, it is important to view performance of the overall company from a yearly perspective.”
Second Quarter Update:
For the second quarter of 2008, GTSI reported sales of $159.3 million, compared to $156.7 million in second quarter of 2007. Services delivered $13.5 million in revenue during the second quarter as compared to $12.4 million in the second quarter of 2007. Total gross margin for the second quarter of 2008 was $17.4 million or 10.9%. The increase in revenue was driven by several large low gross margin software orders during the period which also weighed significantly on overall gross margin and the delay in closing of several financial services transactions. Operating expenses were $22.3 million in the second quarter 2008, a reduction of $3.0 million, or 12% decline for the same period in 2007. The quarter resulted in a net loss of $4.3 million ($0.44 per share basic and diluted) versus a net loss of $3.6 million ($0.38 per share basic and diluted) in the second quarter of 2007.
GTSI has been concentrating its sales resources on delivering new professional service opportunities. This continued migration to services offerings associated with product sales is designed to level out some of the unevenness of quarterly revenue recognition. This is important as professional services continue to deliver higher gross margin.
“While we are in the later stages of the redevelopment of GTSI’s business approach, we remain true to our strategic plan activities with a renewed cost discipline that we expect will improve overall operating performance. We continue to invest in our people and our growth areas, while shifting costs out of lower margin areas of the business. We will also be focusing on driving sustainable long-term growth coupled with improving short-term results in an effort to build shareholder value,” said Leto.

Operations and Financial Update
“During the second quarter 2008, we grew our revenue and made significant improvements to selling, general and administrative costs,” said Joe Ragan GTSI’s Senior Vice President and Chief Financial Officer. “During the second quarter, we closed several large software transactions, which are traditionally lower margin. These transactions, while large in nature and result in increased revenue, also compress our gross margin percentage. This activity, coupled with several financial services transaction that were delivered too late in the operating cycle to be recognized in the second quarter, were responsible for a decline in gross margin by 300 basis points from the first quarter of 2008.
“Our cash management for the second quarter was outstanding as our DSO’s (day sales outstanding) was 33 days, our balance sheet remains very strong and we were out of our credit line for approximately 95% of the quarter,” said Ragan.
Conference Call
An investor conference call to discuss second quarter results is scheduled for 10:00 a.m. Eastern Time August 7, 2008. Interested parties are invited to participate by calling 800-593-9034 or 334-323-7224, pass code is GTSI. In addition, you may access the webcast on GTSI’s Investor Relations page (www.gtsi.com/ir). Webcast will be available for replay through August 7, 2009. To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available following the conclusion of the call until 6:00 pm Eastern Time, August 15, 2008. To access the replay, please dial 877-919-4059 or 334-323-7226, pass code 83582719.
About GTSI Corp.
GTSI Corp. provides information technology solutions by offering a Technology Lifecycle Management (TLM) approach to IT infrastructure solutions delivered through industry-leading professional and financial services. GTSI employs a proactive, strategic methodology that streamlines technology lifecycle management, from initial assessment to acquisition, implementation, refresh, and disposal. TLM allows government agencies to implement solutions of national and local significance quickly and cost effectively. GTSI’s certified engineers and project managers leverage strategic partnerships with technology innovators. These experts use proven, repeatable processes to design, deploy, manage, and support simple to complex solutions, to meet governments’ current and future requirements and business objectives. GTSI is headquartered in Northern Virginia, outside of Washington, D.C. Further information about the Company is available at www.GTSI.com/About.
Except for historical information, all of the statements, expectations, beliefs and assumptions contained in the foregoing are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management — including, but not limited to, those relating to revenue, margins, operating results and net income, and the effect of new contracts and lender agreements, as well as new vendor relationships — may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors that could cause actual results to differ materially are those listed in the Company’s most recent report on Form 10-K and included from time to time in other documents filed by the Company with the Securities and Exchange Commission.
GTSI and GTSI.com are registered trademarks of GTSI Corp. in the U.S. and other countries. All trade names are the property of their respective owners.
GTSI Contact:
Paul Liberty
Vice President, Corporate Affairs & Investor Relations
703.502.2540
paul.liberty@gtsi.com
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GTSI Corp. Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30,		2008 vs 2007
	2008	2007	Actual	Percentage
SALES
Product	$143,082	$141,198	$1,884	1.3%
Service	13,505	12,439	1,066	8.6%
Financing	2,761	3,083	(322)	-10.4%

	159,348	156,720	2,628	1.7%

COST OF SALES
Product	131,469	125,512	5,957	4.7%
Service	8,816	8,376	440	5.3%
Financing	1,617	637	980	153.8%

	141,902	134,525	7,377	5.5%

GROSS MARGIN	17,446	22,195	(4,749)	-21.4%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	22,297	25,334	(3,037)	-12.0%

LOSS FROM OPERATIONS	(4,851)	(3,139)	(1,712)	-54.5%

INTEREST AND OTHER INCOME (EXPENSE)	528	(230)	758	329.6%

LOSS BEFORE INCOME TAXES	(4,323)	(3,369)	(954)	-28.3%

INCOME TAX PROVISION	(11)	(252)	241	-95.6%

NET LOSS	$(4,334)	$(3,621)	$(713)	-19.7%

LOSS PER SHARE
Basic	$(0.44)	$(0.38)	$(0.06)	-15.8%

Diluted	$(0.44)	$(0.38)	$(0.06)	-15.8%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,762	9,551	211	2.2%

Diluted	9,762	9,551	211	2.2%

GTSI Corp. Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Six Months Ended
	June 30,		2008 vs 2007
	2008	2007	Actual	Percentage
SALES
Product	$270,650	$275,081	$(4,431)	-1.6%
Service	25,417	22,639	2,778	12.3%
Financing	6,071	5,616	455	8.1%

	302,138	303,336	(1,198)	-0.4%

COST OF SALES
Product	246,290	245,102	1,188	0.5%
Service	14,532	14,415	117	0.8%
Financing	2,464	1,451	1,013	69.8%

	263,286	260,968	2,318	0.9%

GROSS MARGIN	38,852	42,368	(3,516)	-8.3%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	48,168	51,532	(3,364)	-6.5%

LOSS FROM OPERATIONS	(9,316)	(9,164)	(152)	-1.7%

INTEREST AND OTHER EXPENSE	(120)	(1,153)	1,033	89.6%

LOSS BEFORE INCOME TAXES	(9,436)	(10,317)	881	8.5%

INCOME TAX BENEFIT (PROVISION)	37	(252)	289	114.7%

NET LOSS	$(9,399)	$(10,569)	$1,170	11.1%

LOSS PER SHARE
Basic	$(0.97)	$(1.11)	$0.14	12.6%

Diluted	$(0.97)	$(1.11)	$0.14	12.6%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,727	9,513	214	2.2%

Diluted	9,727	9,513	214	2.2%

GTSI Corp. Consolidated Balance Sheet
(In thousands)
(unaudited)

	June 30,	December 31,	Change from December 31, 2007
	2008	2007	Actual	Percentage
ASSETS
Current assets:
Cash and cash equivalents	$—	$829	$(829)	-100.0%
Accounts receivable, net	147,945	165,317	(17,372)	-10.5%
Inventory	12,751	21,577	(8,826)	-40.9%
Deferred costs	7,065	5,615	1,450	25.8%
Other current assets	7,130	5,169	1,961	37.9%

Total current assets	174,891	198,507	(23,616)	-11.9%
Depreciable assets, net	11,773	12,158	(385)	-3.2%
Long-term receivables and other assets	9,554	16,002	(6,448)	-40.3%

TOTAL ASSETS	$196,218	$226,667	$(30,449)	-13.4%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings under credit facility	$—	$18,031	$(18,031)	-100.0%
Accounts payable	99,224	84,715	14,509	17.1%
Financed lease debt, current portion	8,472	8,509	(37)	-0.4%
Accrued liabilities	9,869	14,725	(4,856)	-33.0%
Deferred revenue	2,642	2,542	100	3.9%

Total current liabilities	120,207	128,522	(8,315)	-6.5%
Long-term debt	—	10,000	(10,000)	-100.0%
Long-term financed lease debt	5,608	9,068	(3,460)	-38.2%
Other liabilities	390	1,364	(974)	-71.4%

Total liabilities	126,205	148,954	(22,749)	-15.3%
Total stockholder’s equity	70,013	77,713	(7,700)	-9.9%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$196,218	$226,667	$(30,449)	-13.4%